Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
The following is a list of the subsidiaries of the Company as of December 31, 2021.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
70 Maple Avenue, LLC	Delaware	Indirect
Actient Pharmaceuticals LLC	Delaware	Indirect
Actient Therapeutics, LLC	Delaware	Indirect
Anchen Incorporated	New York	Indirect
Anchen Pharmaceuticals, Inc.	Delaware	Indirect
Astora Women's Health Bermuda ULC	Bermuda	Indirect
Astora Women's Health Ireland Limited	Ireland	Indirect
Astora Women's Health Technologies	Ireland	Indirect
Astora Women's Health, LLC	Delaware	Indirect
Auxilium International Holdings, LLC	Delaware	Indirect
Auxilium Pharmaceuticals, LLC	Delaware	Indirect
Auxilium US Holdings, LLC	Delaware	Indirect
BioSpecifics Technologies LLC	Delaware	Indirect
Branded Operations Holdings, Inc.	Delaware	Indirect
CPEC LLC	Delaware	Indirect
DAVA International, LLC	Delaware	Indirect
DAVA Pharmaceuticals, LLC	Delaware	Indirect
Endo Aesthetics LLC	Delaware	Indirect
Endo Bermuda Finance Limited	Bermuda	Indirect
Endo Designated Activity Company	Ireland	Direct
Endo Eurofin Unlimited Company	Ireland	Indirect
Endo Finance IV Unlimited Company	Ireland	Indirect
Endo Finance LLC	Delaware	Indirect
Endo Finance Operations LLC	Delaware	Indirect
Endo Finco Inc.	Delaware	Indirect
Endo Generics Holdings, Inc.	Delaware	Indirect
Endo Global Aesthetics Limited	Ireland	Indirect
Endo Global Biologics Limited	Ireland	Indirect
Endo Global Development Limited	Ireland	Indirect
Endo Global Finance LLC	Delaware	Indirect
Endo Global Ventures	Bermuda	Indirect
Endo Health Solutions Inc.	Delaware	Indirect
Endo Innovation Valera, LLC	New York	Indirect
Endo Ireland Finance II Limited	Ireland	Indirect
Endo LLC	Delaware	Indirect
Endo Luxembourg Finance Company I S.a r.l.	Luxembourg	Indirect
Endo Luxembourg Holding Company S.a r.l.	Luxembourg	Indirect
Endo Luxembourg International Financing S.a r.l.	Luxembourg	Indirect
Endo Management Limited	Ireland	Indirect
Endo Par Innovation Company, LLC	Delaware	Indirect
Endo Pharmaceuticals Finance LLC	Delaware	Indirect
Endo Pharmaceuticals Inc.	Delaware	Indirect
Endo Pharmaceuticals Solutions Inc.	Delaware	Indirect
Endo Pharmaceuticals Valera Inc.	Delaware	Indirect
Endo Procurement Operations Limited	Ireland	Indirect
Endo TopFin Limited	Ireland	Indirect
Endo U.S. Inc.	Delaware	Indirect
Endo US Holdings Luxembourg I S.a r.l.	Luxembourg	Indirect
Endo Ventures Aesthetics Limited	Ireland	Indirect
Endo Ventures Bermuda Limited	Bermuda	Indirect
Endo Ventures Cyprus Limited	Cyprus	Indirect
Endo Ventures Limited	Ireland	Indirect

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Generics Bidco I, LLC	Delaware	Indirect
Generics International (US) 2, Inc.	Delaware	Indirect
Generics International (US), Inc.	New York	Indirect
Generics International Ventures Enterprises LLC	Pennsylvania	Indirect
Hawk Acquisition Ireland Limited	Ireland	Indirect
Innoteq, Inc.	Delaware	Indirect
JHP Acquisition, LLC	Delaware	Indirect
JHP Group Holdings, LLC	Delaware	Indirect
Kali Laboratories 2, Inc.	Delaware	Indirect
Kali Laboratories, LLC	New Jersey	Indirect
Luxembourg Endo Specialty Pharmaceuticals Holding I S.a r.l.	Luxembourg	Indirect
Moores Mill Properties L.L.C.	Delaware	Indirect
Paladin Labs Canadian Holding Inc.	Canada	Indirect
Paladin Labs Inc.	Canada	Indirect
Par Active Technologies Private Limited	India	Indirect
Par Biosciences Private Limited	India	Indirect
Par Formulations Private Limited	India	Indirect
Par Laboratories Europe, Ltd.	England and Wales	Indirect
Par Pharmaceutical 2, Inc.	Delaware	Indirect
Par Pharmaceutical Companies, Inc.	Delaware	Indirect
Par Pharmaceutical Holdings, Inc.	Delaware	Indirect
Par Pharmaceutical, Inc.	New York	Indirect
Par Sterile Products, LLC	Delaware	Indirect
Par, LLC	Delaware	Indirect
Quartz Specialty Pharmaceuticals, LLC	Delaware	Indirect
Slate Pharmaceuticals, LLC	Delaware	Indirect
Timm Medical Holdings, LLC	Delaware	Indirect
Vintage Pharmaceuticals, LLC	Delaware	Indirect